                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant  [  ]

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[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Energy West, Incorporated
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                [ENERGYWEST LETTERHEAD]

                                                                November 3, 2003

                 IMPORTANT NEWS FROM YOUR BOARD OF DIRECTORS

            NATION'S LEADING INDEPENDENT PROXY ADVISOR RECOMMENDS
               THAT SHAREHOLDERS VOTE FOR OUR DIRECTOR NOMINEES

Dear Fellow Shareholder:

    We are pleased to inform you that Institutional Shareholder Services
("ISS"), the nation's leading independent proxy advisory service has recommended that its clients vote "FOR" our director nominees on our WHITE card.

    The Board of Directors is pleased that in rating the corporate governance policies of Energy West ISS noted that "EWST outperformed 99.9% of the companies in the CGQ (Corporate Governance Quotient) universe and 91.5% of the companies in the Utilities group."

    ISS further stated that:

     • "The company's performance has been weak in the 2003 fiscal year. .
          . . However, gross margins have actually improved from 17.5 percent in
          2002 to 21.2 percent in 2003."

     • The "dissidents have failed to make a compelling case of their value added to the board,"

     • "ISS does not believe that a three-seat representation is warranted at this time."

    Again we urge all of our shareholders to sign, date and return the enclosed
WHITE proxy card. If you have any questions or need assistance in voting your
WHITE proxy card, please call our proxy solicitors, MacKenzie Partners toll-free at (800) 322-2885.

    Thank you in advance for your continued support.

                                          Sincerely,
                                          The Board of Directors

                                [ENERGYWEST LETTERHEAD]

                                                              November 3, 2003

                      VOTE YOUR WHITE PROXY CARD TODAY!

Dear Fellow Shareholder:

    In our effort to fend off a raid of your investment by a group of dissident shareholders that have been identified in our proxy materials as the
Turkey Vulture Group, we have been in contact with many of you seeking your support for our Board nominees. We are encouraged and gratified by the overwhelming support we have received and we appreciate the concerns that many of you have expressed regarding your investment and the future of your
Company. We look forward to additional dialogue with you, the owners of the
Company, but we feel it is important that we address some of your concerns now as you prepare to cast your vote at this year's crucial Annual Meeting.

Why was it necessary to suspend the dividend?

    At the time we suspended the dividend, Energy West had paid more than 170 quarterly consecutive cash dividends and the decision to suspend the dividend was very difficult. However Energy West, and the industry in general, was experiencing wide spread financial hardships and external risks. Your Board concluded that suspending the dividend was important to strengthening the
Company's balance sheet to assure its long-term financial health.

Does the Board intend to pay dividends in the future?

    Yes! Your Board fully realizes how important the payment of a dividend is to you and has the intention of reinstating a regular dividend as soon as it is permitted under our financing arrangements and is financially prudent to do
so.

What steps has the Company taken to fortify its financial position?

     During the past year the Company has taken a number of decisive actions.

     • It executed a strategic plan focusing on its core business units and selling non-core assets.

     • It has implemented a number of cost control and cost reduction measures, including reducing personnel and overhead costs.

     • The Company settled its costly litigation, effectively ending extraordinary legal costs associated with the lawsuit.

     • The Company modified its risk portfolio by substantially exiting the electricity business.

     • It has established a very beneficial relationship with LaSalle Bank that gives the Company flexibility to borrow money at extremely competitive interest rates to fund on-going operations on a longer-term basis.

We believe that these actions, along with many others the Company has taken, have repositioned Energy West for a return to profitability, and a reinstatement of the Company's dividend to shareholders within a reasonable time frame.

Who is the Turkey Vulture Group and what do they want?

    It is a group of dissident Energy West shareholders identified in our earlier material. Their leader, Richard Osborne, has a long history of targeting undervalued companies, buying stock in the companies and then launching proxy contests to gain control. This method allows Osborne to take over sound companies while making a minimal personal investment.

Why do we oppose their nominations to the Board?

    Your Board doesn't oppose giving the Turkey Vulture Group representation on the Board since they own approximately 10% of our shares. In fact we offered them one Board seat, which represents 14% of the Board seats. They, however, want three seats or almost 50% of the board seats. Your Board doesn't believe that a 10% group should have almost 50% representation. It's not fair to the other shareholders. It's not fair to you!

How has the Turkey Vulture Group misled you?

     • They talk about exercising a democratic right, yet they want almost
          50% of the board seats for its 10% stake in the Company.

     • They say that its director nominees are committed to reversing decline in the share price, but they have not presented any plan!

     • They speak of shareholder value but they don't tell you that they purchased almost all of their shares in 2003 when the share value was at depressed levels. In addition, almost half of its shares were purchased after June of 2003 and after our dividend had already been suspended.

What can I do to help fight the Turkey Vulture Group?

    You can send a message to the Turkey Vulture Group loud and clear, by simply signing and returning the enclosed WHITE proxy card in the envelope provided.

    If you have previously signed a blue proxy card and wish to change your mind, you have every legal right to do so. Simply sign, date and return the enclosed WHITE proxy card in the envelope provided or fax it to the attention of the Proxy Tabulation Department at (212) 929-0308.

    Only the latest dated proxy card will count. If you have any questions, or need assistance in voting, please call our proxy solicitor, MacKenzie
Partners, Inc. at (800) 322-2885.

    With your continued support we can put this costly and distracting proxy fight with the Turkey Vulture Group behind us and focus on enhancing shareholder value.

                                          Sincerely,

                                          /s/ John C. Allen
                                          John C. Allen
                                          Interim President and Chief
                                          Executive Officer

--------------------------------------------------------------------------------
     If you have any questions or need help voting your shares, please call:
                     [MACKENZIE PARTNERS, INC. LOGO]
                               105 Madison Avenue
                            New York, New York 10016
                       email: proxy@mackenziepartners.com
                          Call collect: (212) 929-5500
                          or Toll Free: (800) 322-2885

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Cautionary Statement Regarding Forward Looking Statements

    This letter includes forward-looking statements, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act.
Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words 'anticipates,' 'estimates,' 'expects,' 'intends,' 'plans,'
'predicts,' and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, the potential impacts from the Turkey Vulture Group's proxy contest with Energy West, the successful completion of our debt restructuring, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risk and various other matters. While Energy
West makes these statements in good faith, neither Energy West nor its management can guarantee that anticipated future results will be achieved.
Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy
West's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.